Exhibit 99.1

Vista Gold Corp. Announces the Extension of Agreement with the Northern Territory Government

Denver, Colorado, May 25, 2023 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced that the term of its agreement with the Northern Territory Government of Australia pertaining to the Mt Todd gold project (“Mt Todd” or the “Project”) has been extended to December 31, 2029. The Company holds the exclusive right to develop Mt Todd.

On May 25, 2023, the Company signed an amendment to its agreement (the “Agreement”) with the Northern Territory Government of Australia (the “NT Government”) providing for the extension of the term of the Agreement to December 31, 2029 and including the option for an additional three-year extension. Pursuant to the Agreement, Vista continues to manage the Mt Todd site and fulfill its environmental, cultural and social stewardship commitments. The Company also continues to have no present liability for the condition of the site prior to its involvement in 2006. Vista, at its sole option, may elect to proceed with the development of the Project by giving notice to the NT Government, which then results in the transfer of the NT Government-owned assets at Mt Todd and all pre-existing historical rehabilitation liabilities for the Project from the NT Government to the Company.

Frederick H. Earnest, President and CEO of Vista Gold, stated, “This extension of our Agreement with the NT Government is a reflection of the strong relationship that has developed over years of working together with the NT Government, the Jawoyn people, and other Project stakeholders. We remain committed to responsible environmental management, protecting sacred and culturally significant sites, and developing Mt Todd in a way and at the time that maximizes the benefit for our shareholders and stakeholders in the Northern Territory.”

About Vista Gold Corp.

The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 877-0132 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that Mt Todd is one of the largest undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia, are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold; and our expectations regarding the economy and equity markets, including inflationary pressures and interest rates. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; and uncertainty regarding the economy and equity markets, including inflation and interest rates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.